UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3661 Valley Centre Drive, Suite 200		92130
San Diego, California		(Zip Code)
(Address of principal executive offices)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 12, 2012, pursuant to the Agreement and Plan of Merger dated December 1, 2012, by and among Volcano Corporation (“Volcano”), Volcalypso, Inc., a wholly-owned subsidiary of Volcano (“Merger Sub”), Crux Biomedical, Inc. (“Crux”), Shareholder Representative Services, LLC, as the Stockholders’ Representative, and DPD Newco, LLC (the “Merger Agreement”), Merger Sub merged with and into Crux (the “Merger”). Pursuant to the terms of the Merger Agreement, Volcano paid approximately $36 million in cash at closing, subject to adjustments for net working capital at closing (the “Closing Consideration”), approximately $3.9 million of which was contributed to and remains subject to an escrow fund which will be available for 12 months following the closing of the Merger to indemnify Volcano and related indemnitees for certain matters, including breaches of representations and warranties and covenants made by Crux in the Merger Agreement.

In addition to the Closing Consideration, Volcano paid an additional $3.1 million for certain of Crux’s expenses (the “Crux Expenses”) and agreed to pay a post-closing cash milestone payment of $3.0 million upon FDA clearance of a 510(k) application submitted by Volcano on or before June 30, 2013 for a retrieval device currently being developed by Crux. Volcano also agreed to make additional payments for up to four years based on commercial sales of Crux products (measured on a product by product basis) following commercial launch of the applicable product if such commercial launch occurs on or before January 1, 2016 (for certain Crux products) or July 1, 2017 (for one of the Crux products and subject to extension in certain circumstances). In the event that Volcano has not achieved the applicable commercial launch for one of the Crux products by June 30, 2016 (which date may be extended upon a specified payment by Volcano to June 30, 2017), Volcano will license back to the former Crux stockholders certain intellectual property rights relating to that product.

The Closing Consideration and Crux Expenses were funded by Volcano’s cash on hand.

A summary of the material terms of the Merger Agreement are set forth in Item 1.01 to Volcano’s Current Report on Form 8-K filed on December 3, 2012. Such summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a redacted copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1**	Agreement and Plan of Merger, dated as of December 1, 2012, by and among Volcano Corporation, Volcalypso, Inc., a wholly-owned subsidiary of Volcano Corporation, Crux Biomedical, Inc., Shareholder Representative Services, LLC, as the Stockholders’ Representative, and DPD Newco, LLC

**	Portions of the Agreement and Plan of Merger have been omitted pursuant to a request for confidential treatment. The confidential portions have been provided to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation

Date: December 13, 2012	/s/ Darin Lippoldt
Darin Lippoldt
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1**	Agreement and Plan of Merger, dated as of December 1, 2012, by and among Volcano Corporation, Volcalypso, Inc., a wholly-owned subsidiary of Volcano Corporation, Crux Biomedical, Inc., Shareholder Representative Services, LLC, as the Stockholders’ Representative, and DPD Newco, LLC

**	Portions of the Agreement and Plan of Merger have been omitted pursuant to a request for confidential treatment. The confidential portions have been provided to the Securities and Exchange Commission.